Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$22,706,206
Unrealized Gain (Loss) on Market Value of Commodity Futures	(6,291,724)
Dividend Income	272,430
Interest Income	103,197
ETF Transaction Fees	2,450
Total Income (Loss)	$16,792,559

Expenses
General Partner Management Fees	$65,506
Professional Fees	33,931
Brokerage Commissions	6,966
Directors' Fees and Insurance	2,095
License Fees	1,637
Total Expenses	$110,135
Net Income (Loss)	$16,682,424

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/26	$107,685,563
Additions (250,000 Shares)	28,831,742
Withdrawals (100,000 Shares)	(12,171,923)
Net Income (Loss)	16,682,424

Net Asset Value End of Month	$141,027,806
Net Asset Value Per Share (1,200,000 Shares)	$117.52

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596